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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MidwestOne Financial Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 2006
To The Shareholders Of MidWestOne Financial Group, Inc.:
      The Annual Meeting of Shareholders of MidWestOne Financial Group, Inc. will be held at the Elmhurst Country Club, 2214 South 11th Street, Oskaloosa, Iowa, on Friday, April 28, 2006, at 10:30 a.m., for the following purposes:

1. To elect directors to serve until the Annual Meeting of Shareholders at which their term expires and until their successors shall have been elected and qualified;

2. To approve the 2006 Stock Incentive Plan, as more fully described in the accompanying Proxy Statement;

3. To ratify the appointment of KPMG LLP as independent auditors for the current fiscal year; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.
* * * * *
      The Board of Directors has fixed the close of business on February 24, 2006, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.
      To be sure that your shares are represented at the meeting, please either complete and promptly mail the enclosed proxy card in the envelope provided for this purpose or vote through the telephone or Internet voting procedures described on the proxy card. If your shares are registered in the name of a bank or brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker and such procedures are described on the voting form sent to you.

By Order of the Board of Directors
Charles S. Howard, Chairman of the Board
Oskaloosa, Iowa
March 23, 2006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 28, 2006
PROXY STATEMENT
INTRODUCTION
PROPOSAL 1
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
MANAGEMENT
REPORT ON EXECUTIVE COMPENSATION FOR MIDWESTONE FINANCIAL GROUP, INC.
PROPOSAL 2
PROPOSAL 3
Independent Public Accountants
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
GENERAL MATTERS
MIDWESTONE FINANCIAL GROUP, INC. 2006 STOCK INCENTIVE PLAN

MidWestOne Financial Group, Inc.
222 First Avenue East
Oskaloosa, Iowa 52577
PROXY STATEMENT
INTRODUCTION
      The enclosed Proxy is solicited by the Board of Directors of MidWestOne Financial Group, Inc., an Iowa corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on April 28, 2006, and at any adjournment thereof. The Proxy may be revoked at any time before it is exercised by submitting a later dated Proxy, by giving notice of such revocation to the Company in writing, or by attending and requesting such revocation at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of the Proxy. If the Proxy is not revoked, the shares represented thereby will be voted in the manner specified in the Proxy. A Proxy properly executed and received prior to the Annual Meeting which does not give specific voting instructions will be voted FOR the election of the nominees to the Board of Directors set forth herein, FOR the approval of the 2006 Stock Incentive Plan, and FOR the ratification of the appointment of KPMG LLP as independent auditors for the current fiscal year and as the persons designated as proxies on the enclosed proxy card determine is in the best interests of the Company in any other business that may properly come before the meeting or any adjournment thereof. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a Proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby for any matter submitted to the shareholders for a vote (broker non-votes), such shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered as entitled to vote at the Annual Meeting of Shareholders.
      For participants in the MidWestOne Financial Group, Inc. Employee Stock Ownership Plan and Trust (the “ESOP”), the proxy card will also serve as a voting instruction card for MidWestOne Bank, the trustee of the ESOP (the “Trustee”), with respect to shares held in the participants’ accounts. A participant cannot direct the voting of shares allocated to the participant’s account in the ESOP unless the proxy card is signed and returned. If proxy cards representing shares in the ESOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP.
      The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the accompanying Proxy is being borne by the Company. In addition to the solicitation by mail, officers, directors, and regular employees of the Company may solicit Proxies by telephone or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed by the Company for their reasonable expenses.
      The record date for shareholders entitled to vote at the meeting is the close of business on February 24, 2006, at which time the Company had issued and outstanding 3,707,308 shares of Common Stock, and all of those shares are eligible to vote at the Annual Meeting of Shareholders. Holders of Common Stock are entitled to one vote per share on any matter that may properly come before the meeting.
      This Proxy Statement, the enclosed Proxy, and the attached Notice were first sent to shareholders on approximately March 23, 2006.

PROPOSAL 1
Election Of Directors
      Six directors are to be elected at the Annual Meeting of Shareholders by holders of Common Stock to serve until the Annual Meeting of Shareholders at which their respective term expires and until their respective successor has been elected and qualified. The Articles of Incorporation and Bylaws of the Company state that the Board of Directors of the Company shall set the size of the Board of Directors in a range of not less than five directors nor greater than fifteen directors. Effective on January 1, 2006, the other three bank subsidiaries of the Company were merged into MidWestOne Bank & Trust. The name of MidWestOne Bank & Trust was changed to MidWestOne Bank. The Company now has only one bank subsidiary. Each bank subsidiary previously had its own Board of Directors, some of whom were also directors of the Company. The Board of Directors of the Company decided that after the merger, the same directors should serve both as directors of the Company and as directors of the bank subsidiary. The Board of Directors, therefore, increased the size of the Board of Directors for the Company from nine to eleven individuals. The Nominating Committee and the Board of Directors agreed to nominate those individuals who previously served as members of the Board of Directors of one of the bank subsidiaries to fill the two newly created positions on the Board of Directors and the one position that had previously been vacant. At the date of this Proxy Statement, the Board does not have any arrangement, understanding or commitment to any person concerning nomination or election to the Board, other than those persons listed under the caption “Election of Directors” herein.
      Each shareholder of record shall be entitled to as many votes as the total of the number of shares of Common Stock, $5.00 par value per share, held of record by such shareholder. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Company does not have cumulative voting.
      Under applicable provisions of Iowa law and the Bylaws of the Company, a majority of the outstanding shares of the Company entitled to vote, represented in person or by Proxy, constitutes a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the election of directors in the manner set forth above will be required to elect directors.
      In the absence of instructions to the contrary, the Proxies solicited by the Board of Directors will be voted in favor of the election of the nominees identified in the following table. Barbara J. Kniff, Michael R. Welter, and Edward C. Whitham are all presently serving as members of the Board of Directors. Donal D. Hill, Robert D. Wersen, and R. Scott Zaiser were all previously members of the Board of Directors of one of the bank subsidiaries, but are not presently serving as members of the Board of Directors of the Company.

      The nominees and the directors of the Company whose terms continue beyond the 2006 Annual Meeting of Shareholders are identified in the following table. The term for which nominee R. Scott Zaiser is nominated will expire at the 2007 Annual Meeting of Shareholders, and the term for which nominee Donal D. Hill is nominated will expire at the 2008 Annual Meeting of Shareholders. The term for which nominees and current directors Barbara J. Kniff, Michael R. Welter, and Edward C. Whitham are nominated will expire at the 2009 Annual Meeting of Shareholders, and the term for which nominee Robert D. Wersen is nominated will expire at the 2009 Annual Meeting of Shareholders. Except as may be otherwise expressly stated, the nominees for director have been employed in the capacities indicated for more than five years. Additional information regarding these nominees and each director as of February 24, 2006, is set forth in the following table. The number of shares of Common Stock of the Company beneficially owned by each of the nominees and directors as of February 24, 2006, is set forth on pages 13 and 14.

		Present
		Term
	First	Expires at
	Became a	Annual
Name and Principal Occupation for the Last Five Years	Director	Meeting	Age

Nominee for one-year term:
R. Scott Zaiser			45
President, Zaiser’s Landscaping, Inc., Burlington, Iowa. This is a landscaping company specializing in the design and installation of landscaping for residential and commercial properties in southeastern Iowa and west central Illinois.
Nominee for two-year term:
Donal D. Hill			52
Senior partner and director of Medical Arts Clinic, P.C. located in Fairfield, Iowa. His practice is involved in family practice and internal medicine. He is a past president of the state medical society, recipient of Iowa’s physician of the year award, and is a national lecturer in medical topics.
Nominees for three-year terms:
Barbara J. Kniff	2005	2006	49
Chairman and Secretary/ Treasurer of KLK Construction, Inc., Pella, Iowa, doing underground utility work. Member in ViewPointe, LLC, a land development company. Member in Phantom Partners, LLC d/b/a Culver’s of Colorado Springs.
Michael R. Welter	2000	2006	55
President of M&M Enterprises, Sigourney, Iowa, doing general commercial contracting work in southeast Iowa, and President of Sigourney Fast Stop, a convenience store located in Sigourney, Iowa.
Robert D. Wersen			63
President and founder of Interpower Corporation, which produces power system components for electrical equipment. The corporation is headquartered in Oskaloosa, Iowa and has expanded to other Iowa communities and established a subsidiary office in England.
Edward C. Whitham	2000	2006	66
President, Financial Management Accounting, Inc., Burlington, Iowa. This is an accounting, tax preparation, and pension administration firm in which he is involved in all phases of the practice.

		Present
		Term
	First	Expires at
	Became a	Annual
Name and Principal Occupation for the Last Five Years	Director	Meeting	Age

Other Directors:
Richard R. Donohue	1999	2007	56
Managing Partner, TD&T Financial Group, Oskaloosa, Iowa. This is a certified public accounting firm in which he is involved in all phases of the practice.
Charles S. Howard	1988	2008	50
Chairman of the Company since January 1998 and President and Chief Executive Officer of the Company since June 1993; previously Executive Vice President of the Company; Chairman of Central Valley Bank(1) from June 1994 to January 2000; Vice Chairman of MidWestOne Bank & Trust(1) from January 1996 to December 31, 2005; Chairman of Pella State Bank(1) from November 1997 to December 31, 2005; Chairman of MIC Financial, Inc.(1) since January 1998; Chairman of MidWestOne Investment Services, Inc.(1) since October 2004; and Chairman of MidWestOne Bank since January 2006.
David A. Meinert	1991	2008	52
Executive Vice President of the Company since June 1993 and Chief Financial Officer since September 1984; President of Central Valley Bank from June 1994 to January 1997; Chairman of Central Valley Bank from January 2000 to December 31, 2005; President of MIC Financial, Inc. since March 2000; Executive Vice President and Treasurer of MidWestOne Investment Services, Inc. since October 2004, and Director of MidWestOne Bank since January 2006.
John P. Pothoven	1994	2007	63
President of MidWestOne Bank & Trust (n/k/a MidWestOne Bank) since 1984, Chairman of MidWestOne Bank & Trust from January 1998 to December 31, 2005.
James G. Wake	2000	2008	66
General Manager, Smith-Wake Ag Services, Oskaloosa, Iowa. This is an agribusiness involved in feed, grain, and livestock production.

(1)	MidWestOne Bank, Central Valley Bank, and Pella State Bank were subsidiaries of the Company (all located in Iowa) until January 1, 2006. Effective on January 1, 2006, these three banks were merged into MidWestOne Bank & Trust (another bank subsidiary of the Company), and the name of “MidWestOne Bank & Trust” was changed to “MidWestOne Bank.” MIC Financial, Inc. and MidWestOne Investment Services, Inc. are subsidiaries of the Company.
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
Board Meetings
      Twelve regularly scheduled meetings of the Board of Directors of the Company were held during 2005. Each director attended at least 75 percent of the Board meetings and any meetings of committees on which the director served. The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee. To promote open discussion among the independent directors (those directors who are not officers or employees of the Company), the independent directors meet in executive session a minimum of two times per year. The Company strongly encourages all Board members to attend the Annual Meeting of Shareholders. All Board members attended the Annual Meeting of Shareholders held in 2005.
Committee Membership and Meetings
      During 2005, the Audit Committee consisted of Richard R. Donohue, as Chairperson, Michael R. Welter, and Edward C. Whitham, all of whom are independent directors under criteria established by the Securities and Exchange Commission and NASDAQ. Based on the attributes, education and experience requirements required by NASD Rule 4350(d)(2)(A), the requirements set forth in Section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations, the Board of Directors has identified Richard R. Donohue as an “Audit Committee Financial Expert” as defined under Item 401(h) of Regulation S-K and has determined him to be “independent.” The Audit Committee recommends independent auditors to the Board, reviews with the independent auditors the plan, scope and results of the auditors’ services, approves their fees and reviews the Company’s financial reporting and internal control functions. The Audit Committee also performs the duties set forth in its written charter, which has been adopted by the Board of Directors. A copy of the Audit Committee Charter was attached to the 2005 Proxy Statement as an exhibit and is also available for review on the web site of the Company (www.midwestonefinancial.com). The Committee is also prepared to meet privately at any time at the request of the independent public accountants or members of management to review any special situation arising on any of the above subjects. Reference is made to the “Report of the Audit Committee.” The Audit Committee met five times during 2005. None of the Audit Committee members serve on any other audit committee of a listed company.
      During 2005, the Compensation Committee consisted of Edward C. Whitham, as Chairperson, Richard R. Donohue, Barbara J. Kniff, James G. Wake, and Michael R. Welter, all of whom are independent directors under criteria established by the Securities and Exchange Commission and NASDAQ. The Compensation Committee reviews the Company’s compensation and benefit policies, including the individual salaries of the executive officers and makes recommendations to the Board of Directors as to the salary of the Chief Executive Officer and the Executive Vice President. The Compensation Committee also performs the duties set forth in its Report of Executive Compensation. Reference is made to the “Report of the Compensation Committee.” The Compensation Committee also performs the duties set forth in its written charter. A copy of the Compensation Committee Charter was attached to the 2005 Proxy Statement as an exhibit and is also available for review on the web site of the Company (www.midwestonefinancial.com). The Compensation Committee met once during 2005.
      During 2005, the Company’s Nominating Committee consisted of Michael R. Welter, as Chairperson, Richard R. Donohue, Barbara J. Kniff, James G. Wake, and Edward C. Whitham, all of whom are independent directors under criteria established by the Securities and Exchange Commission and NASDAQ. This Committee makes recommendations to the Board of Directors regarding the composition and structure of the Board and nominations for election of directors. This Committee recommended to the Board of Directors the director-nominees proposed in this Proxy Statement for election by the shareholders. The three nominees standing for election to the Board of Directors who are not current directors of the Company standing for re-election were all directors of one of the bank subsidiaries of the Company and were recommended to the Nominating Committee by the Chief Executive Officer of the Company. The Nominating Committee reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies that occur during the year. The Nominating Committee also performs the duties set forth in its written charter, a copy of which was attached to the Proxy Statement filed in 2004 and is also available for review on the web site of the Company (www.midwestonefinancial.com). The Charter, among other things, contains information regarding the composition of the Board of Directors and selection criteria used by the Committee. This Committee will consider, as part of its nomination process, any director candidate recommended by a shareholder of the Company who follows the procedures shown under the heading “2007 Shareholder Proposals.” When identifying and evaluating nominees to the Company’s board of directors, the Nominating Committee reviews current directors of the Company, reviews current directors of the Company’s banking subsidiaries (effective January 1, 2006, the Company merged all of its banking subsidiaries into the one surviving bank subsidiary), solicits input from existing directors and executive officers, and reviews submissions from shareholders, if any. The Nominating Committee met three times in 2005.
Directors’ Compensation
      Non-employee directors of the Company were paid a quarterly fee in advance based upon an annual retainer of $3,000, plus a fee for meetings attended. During 2005, each non-employee director was paid $450 per regular and special meeting for directors’ meetings attended and $150 per meeting for committee meetings attended. No employee directors are paid directors’ fees. After one year of service as a director, non-employee directors in 2005 were also entitled to option grants under the Company’s 1998 Stock Incentive Plan pursuant to a formula based on the financial performance of the Company for the fiscal year. On April 29, 2005, each non-employee director of MidWestOne Financial Group, Inc. and its subsidiaries was granted a non-qualified stock option for 1,208 shares at an exercise price of $17.56 per share. The number of shares to be awarded pursuant to non-qualified stock options for non-employee directors was determined by dividing the fair market value (the bid price) of the underlying shares on the date of grant of the options into five percent of the pre-tax profits of the Company for the previous fiscal year. The number of shares so determined was then allocated equally among the eligible non-employee directors on the date of grant of the options (the date of the Annual Meeting of Shareholders of the Company).
      The Company offers the option to the directors to defer receipt of all or a portion of the cash that would have been paid as directors’ fees. The deferred fees are invested by the Company, and the director is an unsecured general creditor of the Company. At the time the deferral election is made, the director specifies the amount of the fees to be deferred and the duration of the deferral. The deferred fees are credited with interest based upon the return on average tangible equity of the Company based upon an average of the last three fiscal years.

MANAGEMENT
Executive Officers

Name	Age	Position with the Company

Charles S. Howard	50	Chairman, President and Chief Executive Officer
David A. Meinert	52	Executive Vice President and Chief Financial Officer
John P. Pothoven	63	President and Chief Executive Officer of MidWestOne Bank
      Charles S. Howard and David A. Meinert were elected by the Board of Directors of the Company in April 2005 to the positions described above for a term of one year or until their successors are duly elected and qualified. John P. Pothoven was elected by the MidWestOne Bank (see page 4 for a description of the merger of the bank subsidiaries) Board of Directors in January 2006 to the positions described above for a term of one year or until his successor is duly elected and qualified. The responsibilities and experience of each executive officer are described below.
      Charles S. Howard has been a director of the Company since 1988 and a director of MidWestOne Bank & Trust since 1993. He was elected President and Chief Executive Officer of the Company in June 1993 and elected Chairman of the Company in January 1998. Mr. Howard served as Vice Chairman of MidWestOne Bank & Trust from January 1996 to December 31, 2005. Mr. Howard served as Chairman of Central Valley Bank from June 1994 until January 2000 and served as a director of Central Valley Bank from June 1994 to January 2004. He served as Chairman and as a director of Pella State Bank from November 1997 to December 31, 2005. He also served as a director of MidWestOne Bank from October 1999 through December 31, 2005. Mr. Howard was elected as Chairman and as a director of MidWestOne Investment Services, Inc. in October 2004.
      David A. Meinert, C.P.A., has been a director of the Company since 1991. He also serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Meinert served as Chairman of Central Valley Bank from January 2000 to December 31, 2005, served as a director of Central Valley Bank from June 1994 through December 31, 2005, and served as President of Central Valley Bank from June 1994 to January 1997. He also served as a director of MidWestOne Bank from October 1999 to December 31, 2005. Mr. Meinert was a director of Pella State Bank from November 1997 to January 2004. Mr. Meinert was elected as President of MIC Financial, Inc. effective March 1, 2000. Mr. Meinert was elected as Executive Vice President and Treasurer and as a director of MidWestOne Investment Services, Inc. in October 2004.
      John P. Pothoven has been a director of the Company since 1994 and a director of MidWestOne Bank f/k/a MidWestOne Bank & Trust since 1976. He has served as President and Chief Executive Officer of MidWestOne Bank since 1984 and Chairman of MidWestOne Bank from January 1998 to December 31, 2005. Mr. Pothoven joined MidWestOne Bank & Trust in 1976 as a Vice President and was promoted to Executive Vice President in 1978.

Executive Compensation
      The following table sets forth information concerning the annual and long-term compensation of those persons who were at December 31, 2005, the Chairman, President, and Chief Executive Officer of the Company, the Executive Vice President and Chief Financial Officer of the Company, and the President and Chief Executive Officer of MidWestOne Bank f/k/a MidWestOne Bank & Trust for the last three fiscal years ended December 31, 2005. The Company had no other executive officers on December 31, 2005, as defined by SEC regulations.
Summary Compensation Table

				Long-Term
				Compensation
				Awards
		Annual Compensation
				Securities	All Other
Name and Principal Position	Year	Salary	Bonus	Underlying Options	Compensation(1)

Charles S. Howard,	2005	$245,525	$29,463	3,000	$49,072
Chairman, President and	2004	236,080	26,985	7,000	19,153
Chief Executive Officer	2003	227,000	34,991	7,350	16,621
David A. Meinert,	2005	$180,195	$21,623	3,000	$52,499
Executive Vice President and	2004	173,264	19,805	7,000	19,706
Chief Financial Officer	2003	166,600	25,680	7,350	16,878
John P. Pothoven,	2005	$163,400	$19,640	2,500	$111,209
President and Chief Executive	2004	163,400	13,000	5,000	97,960
Officer, MidWestOne Bank	2003	163,400	22,979	5,250	100,571

(1)	Amounts include the following:

					Group Term
Name	Year	Salary Continuation	ESOP Contribution	401(k) Match	Life Insurance

Charles S. Howard	2005	$34,899	$8,400	$5,394	$379
	2004	4,543	8,200	5,980	430
	2003	4,113	6,000	5,980	528
David A. Meinert	2005	$39,019	$8,000	$5,101	$379
	2004	5,618	7,690	5,968	430
	2003	5,085	5,532	5,733	528
John P. Pothoven	2005	$98,662	$7,067	$5,101	$379
	2004	84,672	7,198	5,660	430
	2003	90,100	4,871	5,072	528
      Charles S. Howard is entitled to receive $110,000 per year for 15 years starting at age 65 pursuant to the salary continuation plan. David A. Meinert is entitled to receive $95,000 per year for 15 years starting at age 65 pursuant to the salary continuation plan. John P. Pothoven is entitled to receive $85,000 per year for 15 years starting at age 65 pursuant to the salary continuation plan. The Company matches 50 percent of employee contributions to the 401(k) Plan up to a maximum employee contribution of 6 percent of compensation.

Stock Options
      The following table sets forth information concerning the grant of stock options under the Company’s 1998 Stock Incentive Plan during the last fiscal year.
Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Shares	Granted to			Price Appreciation for
	Underlying	Employees	Exercise		Option Term(1)
	Options	in Fiscal	Price	Expiration
Name	Granted	Year	($/Sh)	Date	5%	10%

Charles S. Howard	3,000	8.07%	$17.77	12/30/15	$33,526	$84,962
David A. Meinert	3,000	8.07%	$17.77	12/30/15	$33,526	$84,962
John P. Pothoven	2,500	6.73%	$17.77	12/30/15	$27,939	$70,802

(1)	The amounts set forth represent the value that would be received by the Named Executive Officers upon exercise of the option on the date before the expiration date of the option based upon assumed annual growth rates in the market value of the Company’s shares of 5 percent and 10 percent, rates prescribed by applicable SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s shares and other factors such as the general condition of the stock market and the timing of the exercise of the options.
Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year-End Option Values

				Value of Unexercised
				In-The-Money
			Number of Securities	Options at FY-
	Shares		Underlying Unexercised	End ($)
	Acquired on	Value	Options at FY-End (#)	Exercisable/
Name	Exercise	Realized	Exercisable/Unexercisable	Unexercisable

Charles S. Howard	10,500	$88,000	32,653/10,189	$16,795/$0
David A. Meinert	14,617	$127,899	54,945/10,189	$199,840/$0
John P. Pothoven	6,500	$51,415	37,865/ 7,635	$125,251/$0
Employment Contracts and Termination of Employment and Change-In-Control Arrangements
      The Company presently has no employment contracts with the named executive officers of the Company. The Company does maintain a salary continuation plan for the named executive officers of the Company. The benefits provided pursuant to such salary continuation plan are listed in the section “Executive Compensation” in Footnote 1. The salary continuation plan contains a change-in-control provision which applies in the event that there is both a change in control of the Company and the employment of the particular named executive officer is terminated with the Company within 24 months after such change in control. In such event, the change-in-control benefit is paid to the employee in a lump sum within 90 days following termination of employment. The amount of the change-in-control benefit is determined by vesting the employee in 100 percent of the normal retirement benefit the employee would otherwise have been entitled to receive pursuant to the salary continuation plan.

REPORT ON EXECUTIVE COMPENSATION FOR MIDWESTONE FINANCIAL GROUP, INC.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee of the Board of Directors of the Company reviews and approves the Company’s executive compensation policies and evaluates the performance of the executive officers. In 2005, the Compensation Committee consisted of Richard R. Donohue, Barbara J. Kniff, James G. Wake, Michael R. Welter, and Edward C. Whitham. All members of the Committee attended the one meeting held during the fiscal year. All members of the Compensation Committee are independent directors and there are no Compensation Committee interlocks.
Compensation Philosophy
      The philosophy of the Compensation Committee in setting its compensation policies for executive officers is to maximize shareholder value over time. The Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in shareholder value. In this regard, the Compensation Committee has adopted the following guidelines for compensation decisions:

•	Provide a competitive total compensation package that enables the Company to attract and retain key executive talent.

•	Align executive compensation programs with the Company’s annual and long-term business strategies and objectives.

•	Provide variable compensation opportunities that are directly linked to the performance of the Company and the performance of the individual employee.
      The Compensation Committee focuses primarily on the following three components in forming the total compensation package for its executive officers:

•	Base salary

•	Annual incentive bonus

•	Long-term incentives
Base Salary
      The Compensation Committee intends to compensate the executive officers competitively within the industry. In order to evaluate the Company’s competitive posture in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by its peer group. In addition, the Compensation Committee, together with the Board of Directors, subjectively evaluates the level of performance of each executive officer in order to determine current and future appropriate base pay levels.
      The Compensation Committee reviewed the compensation of the President and the Executive Vice President and recommended an increase of 3.5 percent in the base salary of the President and an increase of 3.5 percent in the base salary of the Executive Vice President. The recommendations for the President and Executive Vice President were based upon peer review data, levels of responsibility, breadth of knowledge, prior experience, management recommendations for other employees, cost of living, and performance.
Annual Incentive Bonus
      The Company uses a “Performance Compensation Plan” (the “Plan”) for employees of the Company and its subsidiaries. The Plan is designed to assist the Board of Directors and management in communicating to the employees the goal of profitable growth.

      Each employee participating in the Plan is eligible to be considered to receive an annual bonus based upon pre-tax profits. At the bank subsidiary level, the Plan focuses on pre-tax profits at the individual bank plus the overall profitability of the Company. At the holding company level, the Plan focuses on consolidated budgeted pre-tax profits for the holding company. For the employees of the holding company, the Plan provides that a bonus pool will be created in the amount of 2 percent of the consolidated budgeted pre-tax profits for the Company. The size of the pool is then adjusted by a formula upward or downward depending upon how actual profits compared to budget. The amount of the pool is then allocated among three groups designated by the Plan by the percentage amounts specified in the Plan and leaves 20 percent to be allocated at the discretion of the Committee. The President and the Executive Vice President receive an aggregate of 25 percent of the pool, which is allocated proportionately between them based upon base compensation. Additionally, the Board of Directors retains the discretion to deviate from the Plan if warranted. The Compensation Committee recommended payment of the annual incentive bonus to the President and the Executive Vice President pursuant to the Plan formula. The Committee did not recommend that any of the discretionary pool be awarded for 2005.
Long-term Incentives
      The Company provides its executive officers with long-term incentive compensation through grants of stock options. The Compensation Committee is responsible for determining the individuals to whom grants should be made, the timing of grants, the exercise price per share, and the number of shares subject to each option. Other than the stock options, the Compensation Committee made no other long-term performance awards during the last fiscal year. The stock option grants are discretionary grants by the Compensation Committee. The Compensation Committee takes into consideration the profits of the Company during the most recent fiscal year, the profit trend line of the Company, the position of the employee, peer review of similar companies, and the total compensation package of the eligible employees in determining the amount of the grants.
      The Compensation Committee believes that stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value and help align the focus of the executive officers with the interests of the shareholders. The options also utilize vesting periods in order to encourage key employees to continue in the employ of the Company. All options to executive officers to date have been granted at the fair market value of the Company’s common stock determined on the basis of the bid price of the stock. All options for 2005 were granted at the bid price of the stock on December 30, 2005. The amount of the stock option awards is reflected in the compensation table for the executive officers.
Summary
      The Compensation Committee believes that its executive compensation philosophy of paying its executive officers well by means of competitive base salaries, annual bonuses, and long-term incentives, as described in this report, serves the interests of the Company and the Company’s shareholders.

Richard R. Donohue
Barbara J. Kniff
James G. Wake
Michael R. Welter
Edward C. Whitham

Financial Performance
      The following graph illustrates the cumulative total return (assuming the reinvestment of dividends) experienced by the Company’s shareholders since December 31, 2000, through December 31, 2005, compared to the NASDAQ Composite, SNL Midwest Bank Index, and the MidWestOne Custom Peer Group.
MIDWESTONE FINANCIAL GROUP, INC.
Stock Price Performance

	Period Ending

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

MidWestOne Financial Group, Inc.	100.00	145.41	208.55	256.78	292.24	258.47

NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54

SNL Midwest Bank Index	100.00	102.20	98.59	126.20	142.40	137.21

MidWestOne Custom Peer Group*	100.00	117.87	142.92	185.35	198.64	196.89

*	MidWestOne Custom Peer Group consists of Midwest commercial banks with total assets between $500 million and $1 billion that are headquartered in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Missouri, North Dakota, Ohio, and Wisconsin.

Loans to Officers and Directors and Other Transactions With Officers and Directors
      During 2005, MidWestOne Bank & Trust, MidWestOne Bank, Central Valley Bank, and Pella State Bank made loans or loan commitments, in the ordinary course of business, to directors and officers of the Company and to corporations or partnerships with which one or more of the officers or directors of the Company were associated. In the opinion of management of the Company, all such loans and loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.
Ownership of Securities by Certain Beneficial Owners and Management
      The following table sets forth certain information as of February 24, 2006, with respect to the Common Stock beneficially owned by each existing director of the Company, by each nominee, by all executive officers and directors as a group and by each shareholder known by the Company to be the beneficial owner of more than five percent of the Common Stock.

	Amount and
	Nature of	Percent
	Beneficial	of
Name	Ownership(1)	Class(1)

Richard R. Donohue(2)	5,911	*
Donal D. Hill(3)	12,643	*
Charles S. Howard(4)	251,041	6.7%
Barbara J. Kniff	100	*
David A. Meinert(5)	112,244	3.0%
John P. Pothoven(6)	111,000	3.0%
James G. Wake(7)	7,397	*
Michael R. Welter(8)	5,139	*
Robert D. Wersen(9)	17,516	*
Edward C. Whitham(10)	6,104	*
R. Scott Zaiser(11)	4,830	*
Executive Officers and Directors as a group (11 persons)(12)	533,925	13.8%
MidWestOne Financial Group, Inc. Employee Stock Ownership Plan (ESOP)(13)(14)	513,549	13.9%
Jeffrey L. Gendell(15)	301,282	8.1%

*	Less than 1%

(1)	Except as described in the following notes, each person or group owns the shares directly and has sole voting and investment power with respect to such shares. The shares listed include shares subject to options exercisable within sixty days of February 24, 2006.

(2)	Such shares include 1,616 shares owned by his spouse, 34 shares held by a partnership, and 3,721 shares subject to currently exercisable options.

(3)	Such shares include 10,259 shares subject to currently exercisable options.

(4)	Such shares include 51,039 shares owned by his spouse, 3,500 shares owned jointly with his spouse, a total of 2,540 shares owned as custodian for his two minor children, 57,503 shares in Howard Partners, L.P., in which Mr. Howard is a one-third partner, 32,653 shares subject to currently exercisable options, and 38,702 shares allocated to his ESOP account. Excludes the remaining 474,847 ESOP shares with respect to which Mr. Howard shares dispositive power as an ESOP Administrator.

(5)	Such shares include 20,933 shares owned jointly with his spouse, a total of 532 shares owned as custodian for his two minor children, 54,945 shares subject to currently exercisable options, and

35,834 shares allocated to his ESOP account. Excludes the remaining 477,715 ESOP shares with respect to which Mr. Meinert shares dispositive power as an ESOP Administrator.

(6)	Such shares include 4,117 shares held in an IRA, 37,865 shares subject to currently exercisable options, and 44,771 shares allocated to his ESOP account. Excludes the remaining 468,778 ESOP shares with respect to which Mr. Pothoven shares dispositive power as an ESOP Administrator.

(7)	Such shares include 223 shares owned by his spouse, 380 shares owned by a corporation of which Mr. Wake has control, and 6,445 shares subject to currently exercisable options.

(8)	Such shares include 4,484 shares owned jointly with his spouse and 655 shares held in an IRA.

(9)	Such shares include 12,307 shares subject to currently exercisable options.

(10)	Such shares include 570 shares held in a profit sharing plan, 183 shares held in an IRA, 578 shares held in his spouse’s IRA, 220 shares held in his spouse’s profit sharing plan, 292 shares held in his spouse’s money purchase pension plan, and 2,622 shares subject to currently exercisable options.

(11)	Such shares include 1,100 shares owned jointly with his spouse, 438 shares owned by a corporation of which Mr. Zaiser has control, and 3,161 shares subject to currently exercisable options.

(12)	Such shares include a total of 119,307 ESOP shares allocated to the accounts of directors and executive officers and a total of 163,978 shares subject to currently exercisable options.

(13)	The Company’s ESOP holds shares of the Company’s Common Stock pursuant to the terms of the ESOP. The Trustee of the ESOP, the Trust Department of MidWestOne Bank, has the power to dispose of ESOP shares in accordance with the terms of the ESOP and votes any unallocated ESOP shares at the direction of the Committee acting as ESOP Administrators. The ESOP Administrators are Thomas W. Campbell, Regional President of MidWestOne Bank, Jerry D. Krause, Regional President of MidWestOne Bank, Fred L. Koogler, President of MidWestOne Investment Services, Inc., Howard G. Slagter, President of Cook & Son Agency, Inc., Charles S. Howard, David A. Meinert, and John P. Pothoven. Shares allocated to participants’ accounts are voted by the respective participants. Shares not voted by a participant will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP. The Trustee disclaims beneficial ownership of all of the shares, and the ESOP Administrators disclaim beneficial ownership of all shares other than those allocated to their respective accounts held by the ESOP. The amount of beneficial ownership shown for the ESOP includes those shares allocated to accounts of executive officers of the Company, which shares are also reflected in the individual’s respective beneficial ownership as indicated in the footnotes above.

(14)	The address of the ESOP Administrators is 222 First Avenue East, Oskaloosa, IA 52577.

(15)	The Company has received a Schedule 13G from Jeffrey L. Gendell, 55 Railroad Avenue, 3rd Floor, Greenwich, CT 06830. Mr. Gendell indicates that he has sole voting power over 301,282 shares in his capacity as an institutional investment manager.
PROPOSAL 2
Approval of the MidWestOne Financial Group, Inc. 2006 Stock Incentive Plan — Background
      On February 16, 2006, the Board of Directors of the Company adopted the MidWestOne Financial Group, Inc. 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”), subject to shareholder approval. The Board of Directors recommends a vote FOR the approval of the 2006 Stock Incentive Plan.
      The 2006 Stock Incentive Plan is similar in purpose and design to the 1998 Stock Incentive Plan. The major difference is that the 2006 Stock Incentive Plan contains a restricted stock component which was not included in the 1998 Stock Incentive Plan. The total number of shares reserved and available for issuance under the 1998 Stock Incentive Plan was 550,000. After grant of the stock options on December 30, 2005, 88,478 shares were still available for issuance under the 1998 Stock Incentive Plan.

      The compensation philosophy for the Company has a long-term compensation component. (See the report of the Compensation Committee on page 10.) The objective of the long-term compensation component is to closely align management’s interests with the long-term interests of the shareholders and to encourage the eligible employees to behave like owners of the business by rewarding them when shareholder value is created. Similarly, previous plans have provided for participation by non-employee directors in the plans for the same stated reasons.
      The Board of Directors of the Company believes that shareholder approval of this Proposal will allow the Company to continue to offer its employees and non-employee directors long-term compensation, and the Company will continue to be able to attract, motivate, and retain experienced and highly qualified employees and non-employee directors who will contribute to the Company’s financial success.
Key Features of the 2006 Stock Incentive Plan
      The 2006 Stock Incentive Plan authorizes the grant of stock options and restricted stock units. The stock options may be either incentive stock options or non-qualified stock options depending upon the particular circumstances of the individual to whom the options are granted and the determination of the Compensation Committee at the time of grant. Some of the key features of the 2006 Stock Incentive Plan include:

•	Term of Plan. The effective date for the 2006 Stock Incentive Plan is February 16, 2006 (the date of approval by the Board of Directors of the Company) subject to shareholder approval, and provides that no grants may be made after the tenth anniversary of the effective date of the Plan. Awards which were made pursuant to the Plan, however, prior to the expiration date may extend beyond such expiration date for a maximum period of ten years following the date of the grant of the award.

•	Authorized Shares. The total number of shares of common stock available for delivery pursuant to awards under the 2006 Stock Incentive Plan over its term is 250,000, which represents approximately 6.75% of the Company’s common shares outstanding as of December 31, 2005.

•	Eligibility. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company and its subsidiaries are eligible to be granted awards. The participants under the Plan will be selected, from time to time, by the Compensation Committee for the Company, in its sole discretion, from among the eligible employees. Non-employee directors will also participate in the Plan.

•	Administration. The Plan shall be administered by the Compensation Committee. The Committee is composed entirely of independent directors. The Committee shall have full authority consistent with the terms of the Plan to, among other things, select participants, determine the exercise price of any options, determine the restrictions on any restricted stock awards, determine the number of awards to be made and to determine the terms and conditions which shall govern all written agreements evidencing the awards.

•	Amendment. The Board of Directors may amend or terminate the Plan, but no amendment or termination could affect any awards already granted and no amendment may be made without the approval of the shareholders which would increase the total number of shares of common stock of the Company which may be issued under the Plan, which would decrease the option price of any stock option to less than 100% of the fair market value of the shares on the date of granting the option or which would extend the term of the Plan.
Other Material Features of the 2006 Stock Incentive Plan
      A summary of additional material features of the 2006 Stock Incentive Plan is set forth below. The foregoing Summary and the following are qualified in their entirety by the full text of the 2006 Stock Incentive Plan included as Appendix A to this Proxy Statement.

Types of Awards
      The 2006 Stock Incentive Plan authorizes the grant of stock options and restricted stock units. The Plan also contemplates awards granted to non-employee directors. For a description of the awards to non-employee directors, see the heading “Non-employee Director Participation” which follows.
ISOs and NQSOs
      Incentive Stock Options (“ISOs”) and Nonqualified Stock Options (“NQSOs”) are both stock options allowing the recipient to purchase a fixed number of shares of common stock for a fixed price. Under the 2006 Stock Incentive Plan, the exercise price of any option must be no less than the fair market value, as defined in the 2006 Stock Incentive Plan, of the common stock on the grant date. The 2006 Stock Incentive Plan permits the Compensation Committee to include various terms in the options in order to enhance the linkage between shareholder and management interests. These include permitting participants to deliver shares of common stock in the Company already owned by the participant in payment of the exercise price, and placing restrictions upon the vesting of the options. The 2006 Stock Incentive Plan provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as is specified by the Compensation Committee in the grant of the option, subject to the vesting requirements. The Compensation Committee will determine at the time of grant whether an option is intended to be granted as an Incentive Stock Option or a Nonqualified Stock Option.
Restricted Stock Unit Awards
      Restricted stock units represent the right to receive a specified number of shares of common stock at such times, and subject to such conditions, as the Compensation Committee determines. If so determined by the Compensation Committee at the time of grant, a participant to whom restricted stock units are awarded will have the right to vote the shares and to receive dividend equivalents with respect to the shares represented by the restricted stock units.
Change in Control
      The 2006 Stock Incentive Plan provides that generally, all awards will vest, and any restrictions and other conditions applicable to awards will lapse, if the Company undergoes a change in control (as defined in the 2006 Stock Incentive Plan).
Share Counting Rules
      Generally, when any award granted under the 2006 Stock Incentive Plan is forfeited, terminates, expires or lapses, the shares subject to that award will again be available under the 2006 Stock Incentive Plan.
Transferability of Options
      No stock options are transferable by the optionee otherwise than by will or by the laws of dissent and distribution, and all stock options shall be exercisable, during the optionee’s lifetime, only by the optionee.
Effect of Termination of Employment on Options
      Other than in certain specified situations (death, disability, retirement or consent of the Compensation Committee), all stock options held by the optionee will terminate upon termination of employment.
Anti-Dilution
      In the event of any change in the capitalization of the Company as the result of a stock split, merger, consolidation, separation, spin-off or other distribution of Company stock or property, any reorganization, or any partial or complete liquidation, then the Compensation Committee or the Board of Directors of the Company may make substitutions or adjustments in the aggregate number and kind of shares reserved for delivery under the 2006 Stock Incentive Plan, in the limitation on individual awards described in the Plan, in the number and kind of shares subject to outstanding awards, and the exercise price of outstanding options, and/or such other equitable substitution or adjustments as it may determine to be appropriate.
Federal Income Tax Considerations
      The discussion below summarizes the expected Federal income tax treatment of awards under the 2006 Stock Incentive Plan, and the currently applicable laws and regulations. Participants will need to discuss their individual tax consequences with their own tax advisors.
ISOs
      Recipients of ISOs generally do not recognize taxable income, and the Company is not entitled to a deduction on the grant of ISOs. If a recipient exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of grant of the option nor within one year from the date of exercise, the recipient will not recognize income by reason of the exercise, and the Company will not be entitled to deduction by reason of the grant or exercise. If a recipient holds the shares acquired for at least one year from the exercise date and does not dispose of the shares for at least two years from the grant date, the recipient’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the recipient’s basis in the shares acquired. The Company will not be entitled to a deduction. If a recipient disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon the disqualifying disposition), over the recipient’s basis in the shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition, subject to the limitations of Section 162(m) of the Internal Revenue Code. A recipient does recognize income for alternative minimum tax purposes upon exercise of ISOs.
NQSOs
      A recipient generally does not recognize taxable income on the grant of NQSOs, but does recognize ordinary income on the exercise date. The amount of income in the case of an NQSO exercise is the amount by which the fair market value of the shares received on the date of exercise exceeds the option price. The Company will ordinarily be entitled to deduction on the exercise date equal to the ordinary income recognized by the recipient from the exercise of NQSOs, subject to the limitations of Section 162(m).
Restricted Stock Units
      A recipient generally does not recognize taxable income on the grant of restricted stock, but does recognize ordinary income on the vesting date, or the date the recipient’s interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. Any dividends paid on the restricted stock before the vesting date are also taxable as compensation income upon receipt.
      However, a recipient may elect to recognize income upon the grant of restricted stock, rather than when the recipient’s interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of the award. If the recipient makes an election, dividends paid with respect to the restricted shares that are paid currently will not be treated as compensation, but rather as dividend income, and the recipient will not recognize additional income when the restrictions applicable to the restricted stock lapse. The recipient will not be entitled to any deduction if, after making the election, he or she forfeits any of the restricted stock. If restricted stock is forfeited after the election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the restricted stock. The recipient may, however, be entitled to receive a capital loss deduction upon forfeiture.
      The Company will ordinarily be entitled to a deduction at the same time and the same amounts as the compensation income recognized by the recipient of a grant of restricted stock, subject to the limitations of Section 162(m).

      The tax treatment of stock options and restricted stock awards is always subject to change in the event of legislative change or adoption of new regulations or rulings by the Internal Revenue Service.
Non-employee Director Participation
      All non-employee directors will be awarded 1,000 shares of restricted stock of the Company upon their initial election to the Board of Directors. Directors who are already serving as directors of the Company will be awarded 1,000 shares of restricted stock of the Company effective upon shareholder approval of the 2006 Stock Incentive Plan. Thirty-three percent of the restricted shares shall vest upon the first anniversary of the date of grant, an additional thirty-three percent upon the second anniversary of the date of grant and the remaining thirty-four percent upon the third anniversary of the date of grant. Each portion of the restricted shares will not, however, be transferable until the third anniversary after such portion of the restricted shares vests. A non-employee director shall be entitled to vote all of such restricted shares awarded even though such shares may not be vested at the time. Dividends or dividend equivalents will also be paid on such restricted shares.
      Each non-employee director who has completed at least one full year of service as a director of the Company or a Subsidiary at the date of each annual meeting of shareholders of the Company will be granted an option to purchase 1,000 shares of stock at the fair market value of such shares on the date of grant. The date of grant will be the same day as the date of the annual meeting of shareholders of the Company. The options will become vested and exercisable thirty-three percent upon the first anniversary of the date of grant, an additional thirty-three percent upon the second anniversary of the date of grant and the remaining thirty-four percent upon the third anniversary of the date of grant. The shares received upon exercise of the options shall be immediately transferable subject to any restrictions of the federal and state securities laws.
PROPOSAL 3
Ratification Of Auditors’ Appointment
      The Board of Directors of the Company, at the recommendation of the Audit Committee, has approved the accounting firm of KPMG LLP, independent certified public accountants, as the principal accountant for the Company to conduct the audit examination of the Company and its subsidiaries for the 2006 fiscal year. KPMG LLP was also the principal accountant and performed the audit for the 2005 fiscal year.
      A representative from KPMG LLP is anticipated to be present at the Annual Meeting of Shareholders. He will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from shareholders.
      The Board recommends that shareholders vote FOR the ratification of the appointment of KPMG LLP as independent auditors for the 2006 fiscal year. In the absence of instructions to the contrary, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of KPMG LLP as independent auditors.

Independent Public Accountants
Fees
      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004, and fees billed for other services rendered by KPMG LLP:

	2005	2004

Audit Fees(1)	$128,000	$118,500
Audit-related Fees(2)	13,200	10,400
Tax Fees(3)	44,000	44,000
All Other Fees(4)	0	0

Total	$185,200	$172,900

1.	Audit Fees represent fees for professional services provided for the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements in connection with the filing of current and periodic reports.

2.	Audit-related Fees represent assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services related primarily to internal control examinations pursuant to the Statement of Auditing Standards No. 70, audits of employee benefit plans, and other attestation services.

3.	Tax Fees represent fees for professional services related to tax compliance, which included preparation of tax returns, tax advice, and tax planning.

4.	All other fees represent fees billed by the principal accountant for any other products and services.
Independence
      The Audit Committee has considered whether the non-audit services provided by KPMG LLP to the Company are compatible with maintaining the independence of KPMG LLP and concluded that the independence of KPMG LLP is not compromised by providing such services.
      The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for the Company by its independent auditor prior to engagement.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.
      The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, systems of internal controls regarding finance, accounting and legal compliance and monitoring the independence and performance of the Company’s independent auditors and internal auditing department. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent accountants, KPMG LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.
      As part of its responsibilities, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005, with the Company’s management.

2. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380).

3. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of KPMG LLP.

4. Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

5. The Board has adopted an Audit Committee Charter, which was attached to the 2005 Proxy Statement as an exhibit.
      Each of the members of the Audit Committee is independent as defined under the listing standards of the NASD/ AMEX exchange. The undersigned members of the Audit Committee have submitted this Report.

Richard R. Donohue
Michael R. Welter
Edward C. Whitham
GENERAL MATTERS
Financial Statements
      The Company’s 2005 Annual Report to Shareholders and the annual report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements, for the fiscal year ended December 31, 2005, have accompanied the mailing of the Proxy Statement. The Form 10-K is also available on the Securities and Exchange Commission’s Internet web site at http://www.sec.gov/cgi-bin/srch-edgar.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who own more than 10 percent of the Company’s Common Stock file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and NASDAQ. Specific due dates for these reports have been established, and the Company is required to disclose in its Proxy Statement any failure to file by these dates during the Company’s 2005 fiscal year.
      All the applicable filing requirements were satisfied by the officers, directors and 10 percent owners during 2005. In making this statement, the Company is relying upon written representations of its incumbent officers, directors, and 10 percent owners and copies of applicable reports furnished to the Company.
Shareholder Communications
      The Company provides for a process for stockholders to send communications to the Board of Directors. Stockholders may send communications to the Board of Directors by contacting the Company’s Chief Financial Officer in one of the following ways:

In writing at 222 First Avenue East, Oskaloosa, Iowa, 52577;

By email at dmeinert@mwofg.com.
      The Chief Financial Officer will submit each communication received to the Board of Directors at the next regular meeting.

2007 Shareholder Proposals
      In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented as an item of business at the Annual Meeting of Shareholders of the Company to be held in 2007, the proposal must be received at the Company’s principal executive offices no later than November 23, 2006 and must be limited to 500 words. To be included in the Company’s proxy statement, the shareholder must be a holder of record or beneficial owner of at least $2,000 in market value or one percent (1%) of the Company’s shares entitled to be voted on the proposal and have held the shares for at least one year and shall continue to hold the shares through the date of the Annual Meeting. Either you, or your representative who is qualified under state law to present the proposal on your behalf, must attend the meeting to present the proposal. Shareholders may not submit more than one proposal. A shareholder proposal submitted outside the procedures described in Rule 14a-8 shall be considered untimely unless received no later than February 6, 2007.
      Shareholders wishing to recommend names of individuals for possible nomination to the Company’s Board of Directors may do so according to the following procedures established by the Board:

1. Contact the Secretary of the Company to obtain the Board Membership Criteria established by the Board of Directors.

2. Make typewritten submission to the Secretary of the Company naming the proposed candidate and specifically noting how the candidate meets the criteria set forth by the Board.

3. Submission must be received by the Company 120 days prior to the expected mailing date of the proxy.

4. A person making a submission must prove that such person is a shareholder of the Company and that such person owns shares with a market value of at least $2,000 and has held those shares for at least one year at the time the submission is made.

5. If the person being submitted is aware of the submission, he or she must sign a statement indicating such.

6. If the person being submitted is not aware of the submission, the submitter must explain why.
      The written submission must be mailed to:

Corporate Secretary
MidWestOne Financial Group, Inc.
222 First Avenue East
Oskaloosa, Iowa 52577
Other Matters
      Management does not know of any other matters to be presented at the meeting, but should other matters properly come before the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Karen K. Binns, Secretary
March 23, 2006

APPENDIX A
MIDWESTONE FINANCIAL GROUP, INC.
2006 STOCK INCENTIVE PLAN
      Section 1.     General Purpose of Plan; Definitions.
      The name of the plan is the MidWestOne Financial Group, Inc. 2006 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable the Company (as hereinafter defined) and its Subsidiaries (as hereinafter defined) to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity and industry and to provide incentives to the participating officers, key employees and non-employee directors which are related to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.
      For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any grant under the Plan in the form of Stock Options, Restricted Stock Units or any combination of the foregoing.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” has the meaning given in Section 10 of the Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(e) “Committee” means the Compensation Committee of the Company.

(f) “Company” means MidWestOne Financial Group, Inc., a corporation incorporated under the laws of the State of Iowa (or any successor corporation).

(g) “Disability” means being permanently and totally disabled under any insurance program of the Company or any Subsidiary.

(h) “Eligible Employee” means any employee of the Company or any Subsidiary as described in Section 4 of the Plan.

(i) “Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder, the bid price of the Stock on such date as last reported on the NASDAQ National Market System, or if a bid price for the Stock is not available on or with respect to such date on the NASDAQ National Market System, on such other national securities exchange on which the Stock is admitted to trade, or, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon, then as determined by the Committee.

(j) “Incentive Stock Option” means any Stock Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(k) “Non-employee Director” means any member of the Board and, if specifically authorized by the Committee, any member of the Board of Directors of a Subsidiary who is not an officer or full-time employee of the Company or any Subsidiary.

(l) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(m) “Optionee” means a Participant granted a Stock Option pursuant to Section 5 or Section 7 of the Plan which remains outstanding.

(n) “Participant” means any Eligible Employee selected by the Committee, pursuant to the Committee’s authority in Section 2 of the Plan, to receive Awards and, solely to the extent provided by Section 7 of the Plan, Non-employee Directors.

(o) “Restricted Stock Units” means rights to receive stock granted pursuant to Section 6 or Section 7 of the Plan.

(p) “Retirement” for any Eligible Employee means (i) retirement from active employment under a pension plan of the Company or any Subsidiary or under an employment contract with any of them or (ii) termination of employment at or after age 65 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

(q) “Stock” means the common stock of the Company.

(r) “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 or Section 7 of the Plan.

(s) “Subsidiary” means any corporation, bank, or other financial institution in an unbroken chain of corporations, banks or other financial institutions beginning with the Company, if each of the corporations, banks or other financial institutions (other than the last corporation, bank, or other financial institution in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations, banks or other financial institutions in the chain.
      Section 2.     Administration.
      The Plan shall be administered by the Committee. The Committee shall have the power and authority in its sole discretion to grant Awards to Eligible Employees pursuant to the terms and provisions of the Plan.
      In particular, the Committee shall have full authority, not inconsistent with the Plan:

(a) to select Participants;

(b) to determine whether and to what extent Awards are to be granted to Eligible Employees hereunder;

(c) to determine the number of shares of Stock to be covered by each such Award granted hereunder, but in no case shall such number be in the aggregate greater than that allowed under the Plan;

(d) to determine the terms and conditions of any Award granted hereunder (including, without limitation, the restricted periods applicable to Restricted Stock Unit Awards);

(e) to waive compliance by a Participant with any obligation to be performed by him or her under any Award and to waive any term or condition of any such Award (provided, however, that no such waiver shall detrimentally affect the rights of a Participant without such Participant’s consent); and

(f) to determine the terms and conditions which shall govern all written agreements evidencing the Awards.
      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the provisions of the Plan and the terms and conditions of any Award issued, expired, terminated, canceled or surrendered under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.
      All decisions made by the Committee pursuant to the provisions of the Plan and as to the terms and conditions of any Award (and any agreements relating thereto) shall be final and binding on all persons, including the Company and the Participants.
      Section 3.     Number of Shares of Stock Subject to Plan.
      The total number of shares of Stock reserved and available for issuance under the Plan shall be Two Hundred Fifty Thousand (250,000). Such shares of Stock may consist, in whole or in part, of authorized and unissued shares of Stock or issued shares of Stock reacquired by the Company at any time, as the Board may determine.
      To the extent that (a) a Stock Option expires or is otherwise terminated, canceled or surrendered without being exercised (including, without limitation, in connection with the grant of a replacement option) or (b) any Restricted Stock Unit Award granted hereunder expires or is otherwise terminated or is canceled, the shares of Stock underlying such Stock Option or subject to such Restricted Stock Unit Award shall again be available for issuance in connection with future Awards under the Plan.
      The amount of Stock which may be issued under the Plan to any person with respect to awards granted in any fiscal year shall not exceed an amount representing or equal to 25,000 shares of Stock.
      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure or capitalization affecting the Stock, the Committee in its sole discretion may make an adjustment or substitution in the number and class of shares reserved for issuance under the Plan, the number and class of shares set forth as the annual maximum pursuant to this Section 3, the number and class of shares covered by outstanding Awards and the option price per share of Stock Options to reflect the effect of such change in corporate structure or capitalization on the Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated; provided, further, however, that if by reason of any such change in corporate structure or capitalization a Participant holding a Restricted Stock Unit Award shall be entitled, subject to the terms and conditions of such Award, to additional or different shares of any security, the issuance of such additional or different shares shall thereupon be subject to all of the terms and conditions (including restrictions) which were applicable to such Award prior to such change in corporate structure or capitalization; and, provided, further, however, that unless the Committee in its sole discretion determines otherwise, any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no such adjustment or substitution by reason thereof shall be made with respect to, the number or class of shares reserved for issuance under the Plan, the number or class of shares covered by outstanding Awards or any option price.
      Section 4.     Eligibility.
      Officers and other key employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company and its Subsidiaries shall be eligible to be granted Awards. The Participants under the Plan shall be selected, from time to time, by the Committee, in its sole discretion, from among those Eligible Employees. Non-employee Directors shall also be eligible to participate in the Plan as set forth in Section 7.
      Section 5.     Stock Options.
      (a) Grant and Exercise. Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may, from time to time, approve, and the terms and conditions of Stock Option Awards need not be the same with respect to each Optionee. Optionees shall enter into a Stock Option Agreement (“Stock Option Agreement”) with the Company, in such form as the Committee shall determine, which agreement shall set forth, among other things, the option price of the option, the term of the option and conditions regarding exercisability of the option granted thereunder.

(i) Nature of Options. The Committee shall have the authority to grant any Participant either Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options; provided, however, that Incentive Stock Options may not be granted to Non-employee Directors. Any Stock Option which does not qualify as an Incentive Stock Option, or the terms of which at the time of its grant provide that it shall not be treated as an Incentive Stock Option, shall constitute a Nonqualified Stock Option.

(ii) Exercisability. Subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, Stock Options shall be exercisable from time to time to the extent of 33% of the number of shares of Stock covered by the Stock Option on and after the first anniversary and before the second anniversary of the date of grant of the Stock Option, to the extent of 66% of the number of shares of Stock covered by the Stock Option on and after the second anniversary and before the third anniversary of the date of grant of the Stock Option and to the extent of 100% of the number of shares of Stock covered by the Stock Option on and after the third anniversary of the date of grant of the Stock Option and before the expiration of the stated term of the Stock Option (or to such lesser extent as the Committee in its sole discretion shall determine at the time of grant or to such greater extent as the Committee in its sole discretion shall determine at or after the time of grant).

(iii) Method of Exercise. Stock Options may be exercised by giving written notice of exercise delivered in person or by mail as required by the terms of any Stock Option Agreement at the Company’s principal executive office, specifying the number of shares of Stock with respect to which the Stock Option is being exercised, accompanied by payment in full of the option price in cash or its equivalent as determined by the Committee in its sole discretion. If requested by the Committee, the Optionee shall deliver to the Company the Stock Option Agreement evidencing the Stock Option being exercised for notation thereon of such exercise and return thereafter of such agreement to the Optionee. As determined by the Committee in its sole discretion at or after the time of grant, payment of the option price in full or in part may also be made in the form of shares of Stock already owned by the Optionee (based on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment of the option price in the form of already owned shares of Stock may be authorized only at the time of grant. An Optionee shall have the rights to dividends or other rights of a shareholder with respect to shares of Stock subject to the Stock Option when the Optionee has given written notice of exercise, has paid in full for such shares of Stock, and, if requested, has made the representations described in Section 11(a) of the Plan.
      (b) Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary when an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be not less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary when an Incentive Stock Option is granted to such Participant, such Stock Option (to the extent required by the Code at time of grant) shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

(iii) Transferability of Options. No Stock Options shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee.

(iv) Option Exercise After Termination by Reason of Disability or Retirement. If an Optionee’s employment with the Company or any Subsidiary terminates by reason of Disability or Retirement, all Stock Options held by such Optionee shall vest as of the date of termination and thereafter may be exercised for a period of three years from the date of such termination or until the expiration of the stated term of each such Stock Option, whichever period is shorter. In the event of a termination of employment by reason of Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(v) Option Exercise After Termination by Consent. If an Optionee’s employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary under mutually satisfactory conditions (as determined by the Committee in its sole discretion), the Committee, in its sole discretion, may permit the Optionee to exercise any Stock Option held by such Optionee for a period of one year (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent the Stock Options are vested on the date of termination. In the event of a termination of employment by the Company or any Subsidiary under mutually satisfactory conditions, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(vi) Option Exercise After Death. If an Optionee’s employment with the Company or any Subsidiary terminates by reason of death, all Stock Options held by such Optionee shall vest as of the date of death. If (x) an Optionee’s employment with the Company or any Subsidiary terminates by reason of death; (y) an Optionee dies within the three year period following termination by reason of Disability or Retirement as set forth in Section 5(b)(iv) of the Plan or (z) an Optionee dies within the one year period following termination under mutually satisfactory conditions as set forth in the first sentence of Section 5(b)(v) of the Plan, all Stock Options held by such Optionee may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee for a period of two years from the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter. Death at the time specified in (y) or (z) shall not, however, cause any options which were not vested as of the date of death to become vested.

(vii) Restriction on Exercise After Termination. Notwithstanding the provisions of this Section 5, but subject to the provisions of Section 10 of the Plan, the exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the Optionee neither, (x) takes other employment or renders services to others without the written consent of the Company, nor (y) conducts himself in a manner adversely affecting the Company.

(viii) Other Termination. Except as otherwise provided in this Section 5 or Section 10 of the Plan, or as determined by the Committee in its sole discretion, if an Optionee’s employment with the Company or any Subsidiary terminates, all Stock Options held by the Optionee will terminate and will not be exercisable after the date of termination.

(ix) Annual Limit on Incentive Stock Options. To the extent required for incentive stock option treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000; provided, however, that if the aggregate Fair Market Value (so determined) of the shares of Stock covered by such options exceeds $100,000 during any year in which they become exercisable, such options with a Fair Market Value in excess of $100,000 will be Nonqualified Stock Options.

      Section 6.     Restricted Stock Units.
      (a) Grant. Awards of Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. Each Restricted Stock Unit represents the right to receive, subject to the terms and provisions of the Plan and any agreements evidencing such Awards, one share of Stock. If the Committee in its sole discretion so determines at the time of grant, a Participant to whom a Restricted Stock Unit Award has been granted may be paid all cash dividends that would have been paid to the holder of such Restricted Stock Unit Award if one share of Stock for every Restricted Stock Unit awarded had been issued to the holder on the date of grant of such Restricted Stock Unit Award and shall be entitled to vote the Stock which is subject to such award regardless of vesting of such Stock or any restrictions on such Stock. The Committee shall determine the terms and conditions of each Restricted Stock Unit Award including, without limitation, the number of Restricted Stock Units to be covered by such Award and the restricted period applicable to Restricted Stock Unit Awards. The Committee in its sole discretion may also prescribe terms and conditions applicable to the vesting of such Restricted Stock Unit Awards. The Committee in its sole discretion may at any time accelerate the time at which the restrictions on all or any part of a Restricted Stock Unit Award lapse. Restricted Stock Unit Awards shall not be transferable otherwise than by will or by the laws of descent and distribution. Shares of Stock shall be deliverable upon the vesting of Restricted Stock Unit Awards and the satisfaction of all terms and conditions for no consideration other than services rendered or, in the Committee’s sole discretion, the minimum amount of consideration other than services (such as the par value per share of Stock) required to be received by the Company in order to assure compliance with applicable state law. Each such Award shall be evidenced by a Restricted Stock Unit Award agreement (“Restricted Stock Unit Award Agreement”).
      (b) Terms and Conditions. Unless otherwise determined by the Committee in its sole discretion:

(i) a breach of any term or condition provided in the Plan, the Restricted Stock Unit Award Agreement or established by the Committee with respect to such Restricted Stock Unit Award will cause a cancellation of the unvested portion of such Restricted Stock Unit Award and the Participant shall not be entitled to receive any consideration in respect of such cancellation; and

(ii) subject to Section 10 of the Plan, termination of such holder’s employment with the Company or any Subsidiary prior to the lapsing of the applicable restriction period will cause a cancellation of the unvested portion of such Restricted Stock Unit Award and the Participant shall not be entitled to receive any consideration in respect of such cancellation.
      (c) Completion of Restriction Period. To the extent that restrictions with respect to any Restricted Stock Unit Award lapse and provided that other applicable terms and conditions have then been satisfied, the Committee shall cause to be issued and delivered to the Participant a stock certificate representing a number of shares of Stock equal to such number of Restricted Stock Units, free of all restrictions, except as provided in Section 11(a) of the Plan.
      Section 7.     Grant of Stock Options and Restricted Stock Units to Non-employee Directors.
      (a) Restricted Stock Units.

(i) Grant. All Non-employee Directors will be awarded 1,000 Restricted Stock Units upon their initial election to the Board. Non-employee Directors who are already serving as directors of the Company will be awarded 1,000 Restricted Stock Units effective upon shareholder approval of the 2006 Stock Incentive Plan.

(ii) Vesting and Transferability While Serving as a Director. Thirty-three percent of the Restricted Stock Units shall vest upon the first anniversary of the date of grant, an additional thirty-three percent upon the second anniversary of the date of grant and the remaining thirty-four percent upon the third anniversary of the date of grant. The vested shares will not, however, be transferable until the third anniversary after such portion of the Restricted Stock Units vests. Shares will be issued upon the lapse of the restriction on transferability.

(iii) Vesting and Transferability Upon Cessation of Service as a Director. In the event a Non-employee Director ceases to serve as a Director of the Company for any reason other than the death of such Director, the Restricted Stock Units which were not vested at the time of such cessation of service shall be forfeited. The shares represented by the vested Restricted Stock Units shall be immediately issued and the restriction on transferability shall terminate except as provided in Section 11(a) of the Plan. In the event of death of a Director while serving in such capacity, the Restricted Stock Units which were not vested at the time of death shall immediately vest and the restriction on transferability shall terminate except as provided in Section 11(a) of the Plan.

(iv) Dividends and Voting. A Non-employee Director shall be entitled to vote all shares represented by the Restricted Stock Unit Award even though the shares represented by such Restricted Stock Unit Award may not be vested at the time. Dividends or dividend equivalents will also be paid on such shares represented by the Restricted Stock Unit Award.
      (b) Stock Options.

(i) Grant. Each Non-employee Director who has completed at least one full year of service as a director of the Company or a Subsidiary at the date of each annual meeting of shareholders of the Company will be granted a Stock Option to purchase 1,000 shares of stock at the Fair Market Value of such shares on the date of grant. The date of grant will be the same day as the date of the annual meeting of shareholders of the Company.

(ii) Vesting and Transferability. The Stock Options will become vested and exercisable thirty-three percent upon the first anniversary of the date of grant, an additional thirty-three percent upon the second anniversary of the date of grant and the remaining thirty-four percent upon the third anniversary of the date of grant. Except as otherwise set forth in this Section, the Stock Options shall be exercisable for ten years after the date of grant.

(iii) Vesting and Transferability Upon Cessation of Service as a Director. In the event a Non-employee Director ceases to serve as a Director of the Company for any reason, the Stock Options which were not vested at the time of such cessation of service shall be forfeited. The Stock Options which were vested at the time of such separation from service may be exercised by the Optionee or, if applicable, the legal representative of the Optionee’s estate, for one year following such cessation of service as a Non-employee Director. The shares received upon exercise of the options shall be immediately transferable subject to Section 11(a) and any other restrictions of the federal and state securities laws.

(iv) Dividends and Voting. An Optionee shall have the rights to dividends or other rights of a shareholder with respect to shares of Stock subject to the Stock Option when the Optionee has given written notice of exercise, has paid in full for such shares of Stock, and if requested, has made the representations described in Section 11(a) of the Plan.

(v) Method of Exercise. Stock Options may be exercised by giving written notice of exercise delivered in person or by mail as required by the terms of any Stock Option Agreement at the Company’s principal executive office, specifying the number of shares of Stock with respect to which the Stock Option is being exercised, accompanied by payment in full of the option price in cash or its equivalent as determined by the Committee in a manner consistent with Section 5 (a)(iii) of the Plan.

      Section 8.     Amendment and Termination.
      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (a) which would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, or (b) which, without the approval of the shareholders of the Company (but only where such approval is necessary to satisfy then-applicable requirements of Rule 16b-3, any Federal tax law relating to Incentive Stock Options or other applicable federal or state law), would:

(i) modify the formula (if any) set forth in Section 7 (other than as may be required for compliance under applicable federal income tax or Employee Retirement Income Security Act of 1974, as amended, laws and regulations);

(ii) except as provided in Section 3 of the Plan, increase the total number of shares of Stock which may be issued under the Plan;

(iii) except as provided in Section 3 of the Plan, decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the grant of the Option;

(iv) change the class of employees or directors eligible to participate in the Plan; or

(v) extend (A) the period during which Stock Options may be granted or (B) the maximum period of any Award under Sections 5(b)(ii) or 6(a) of the Plan.
      Except as restricted herein, the Committee may amend or alter the terms and conditions of any Award theretofore granted, and of any agreement evidencing such Award, prospectively or retroactively, but no such amendment or alteration shall impair the rights of any Participant under such Award or agreement without such Participant’s consent.

      Section 9.     Unfunded Status of Plan.
      The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made and due to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
      Section 10.     Change in Control.
      The following acceleration and valuation provisions shall apply in the event of a Change in Control notwithstanding other provisions of the Plan or any provisions of any applicable agreement to the contrary:

(a) In the event of a Change in Control:

(i) the restriction period applicable to any Restricted Stock Unit Award shall lapse and any other restrictions or conditions applicable to any Restricted Stock Unit Award shall be waived and the shares of Stock covered thereby shall be deemed fully vested; and

(ii) any Participant holding an Award who is terminated by the Company or any Subsidiary for any reason within the two year period immediately following a Change in Control shall be permitted to exercise any Stock Option, after such termination of employment at any time (x) within the three month period commencing on the later of the date of termination of his or her employment or the date on which such Award would first be exercisable in accordance with the terms of the Plan had such termination not occurred or (y) until the stated term of such Award, whichever period is shorter.

(b) For purposes of the Plan, “Change in Control” shall mean a Change in Control of the Company, which shall be deemed to have occurred if:

(i) any Person (as defined in this Section 10) is or becomes the Beneficial Owner (as defined in this Section 10) of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of securities directly from the Company);

(ii) during any period of two consecutive years beginning after April 30, 2006, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 80% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c) For purposes of the definition of Change in Control, “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company, any Subsidiary or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any Subsidiary, (iii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company, or (iv) any person who, as of April 30, 2006, was the beneficial owner (as defined in this Section 10) of securities of the Company representing 20% or more of the combined voting power.

(d) For purposes of the definition of Change in Control, a Person shall be deemed the Beneficial Owner of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13 under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

      Section 11.     General Provisions.
      (a) The Committee may require each Optionee purchasing shares of Stock pursuant to a Stock Option to represent to and agree with the Company in writing that such Optionee is acquiring the shares of Stock without a view to distribution thereof.
      All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or quotation system on which the Stock is admitted for trading and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
      (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.
      (c) Each Participant shall be deemed to have been granted an Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized.
      (d) Notwithstanding any other provision of this Plan, the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority to withhold in connection with the grant or exercise of any Option or otherwise in connection with any Option or otherwise in connection with any Award, including without limitation the withholding of Stock that would be paid or delivered pursuant to such exercise or Award or any other exercise or Award under this Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or any other Award under this Plan in an amount sufficient to reimburse the Company for the minimum amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or any other Award under this Plan, in order to withhold or reimburse the Company for the minimum amount it is required to so withhold.
      (e) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, failure to act, determination or interpretation,
      (f) The Plan is intended to satisfy the applicable conditions of Rule 16b-3, and all interpretations of the Plan shall, to the extent permitted by law, regulations and rulings, be made in a manner consistent with and so as to satisfy the conditions of Rule 16b-3. The phrase “director or officer” as used in the Plan means any director or officer who is subject to the provisions of Section 16(b) of the Exchange Act. Any provision of the Plan or the application of any provision of the Plan inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.
      In interpreting and applying the provisions of the Plan, any Stock Option granted as an Incentive Stock Option pursuant to the Plan shall to the extent permitted by law, regulations and rulings be construed as, and any ambiguity shall be resolved in favor of preserving its status as, an “incentive stock option” within the meaning of Section 422 of the Code. Once an Incentive Stock Option has been granted, no action by the Committee that would cause such Stock Option to lose its status under the Code as an “incentive stock option” shall be effective as to such Incentive Stock Option unless taken at the request of or with the consent of the Optionee. Notwithstanding any provision to the contrary in the Plan or in any Incentive Stock Option granted pursuant to the Plan, if any change in law or any regulation or ruling of the Internal Revenue Service shall have the effect of disqualifying any Stock Option granted under the Plan which is intended to be an “incentive stock option” within the meaning of Section 422 of the Code, the Stock Option granted shall nevertheless continue to be outstanding as and shall be deemed to be a Nonqualified Stock Option under the Plan.
      Section 12.     Effective Date of Plan.
      The Plan shall be effective as of February 16, 2006, by action of the Board of Directors conditioned on and subject to approval of the Plan by the vote of the shareholders of the Company holding a majority of the shares of Stock of the Company present in person or by proxy at a duly held meeting of shareholders.
      Section 13.     Term of Plan.
      No Award shall be granted under the Plan on or after the tenth anniversary of the effective date of the Plan; provided, however, that Awards granted prior to such tenth anniversary may extend beyond that date.

The Directors and Officers of
MidWestOne Financial Group, Inc.
cordially invite you to attend the
Annual Meeting of Shareholders
Friday, April 28, 2006, 10:30 a.m. cdt
Elmhurst Country Club
2214 South 11th Street
Oskaloosa, IA 52577

You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD,
DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

DETACH PROXY CARD HERE			DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

V O T E R C O N T R O L N U M B E R	A B O V E N A M E H E R E

MidWestOne Financial Group, Inc.
If you plan to personally attend the Annual Meeting of Shareholders on April 28, 2006, please check the box and list the names of attendees below.

		COMMON	Return this stub in the enclosed envelope with your completed proxy card.
Dated:

		Signature:	I/We do plan to attend the Annual meeting. ☐

		Signature if held jointly:	Names of persons attending:

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting Site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen.

3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to Wednesday, April 26, 2006 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secure” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Using a touch-tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by telephone must be completed and submitted prior to Wednesday, April 26, 2006 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

REVOCABLE PROXY	MidWestOne Financial Group, Inc.				COMMON

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned as a shareholder of record on February 24, 2006 hereby appoints Charles S. Howard and David A. Meinert as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of MidWestOne Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 28, 2006, or any adjournment thereof.

Proposal 1 - Election of Directors
☐ For all the nominees listed below (Except as marked to the contrary below)
☐ Withhold authority to vote for all the nominees below (Instructions: to withhold authority to vote for any individual nominee, strike through the nominee’s name.)

One Year Term:	01. R. Scott Zaiser	Two Year Term:	02. Donal D. Hill	Three Year Terms:	03. Barbara J. Kniff
04. Michael R. Welter
05. Robert D. Wersen
06. Edward C. Whitham
Proposal 2 - To approve the 2006 Stock Incentive Plan, as more fully described in the accompanying Proxy Statement
☐ For	☐ Against	☐ Abstain
Proposal 3 - Ratify the Appointment of KPMG LLP as Independent Auditors for the Company
☐ For	☐ Against	☐ Abstain
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(to be signed on the other side)

The Directors and Officers of
MidWestOne Financial Group, Inc.
cordially invite you to attend the
Annual Meeting of Shareholders
Friday, April 28, 2006, 10:30 a.m. cdt
Elmhurst Country Club
2214 South 11th Street
Oskaloosa, IA 52577

You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD,
DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

DETACH PROXY CARD HERE			DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

V O T E R C O N T R O L N U M B E R	A B O V E N A M E H E R E

MidWestOne Financial Group, Inc.
If you plan to personally attend the Annual Meeting of Shareholders on April 28, 2006, please check the box and list the names of attendees below.

		ESOP	Return this stub in the enclosed envelope with your completed proxy card.
Dated:

		Signature:	I/We do plan to attend the Annual meeting. ☐

		Signature if held jointly:	Names of persons attending:

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting Site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen.

3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to Wednesday, April 26, 2006 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secure” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Using a touch-tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by telephone must be completed and submitted prior to Wednesday, April 26, 2006 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

REVOCABLE PROXY	MidWestOne Financial Group, Inc.				ESOP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned as a shareholder of record on February 24, 2006 hereby appoints Charles S. Howard and David A. Meinert as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of MidWestOne Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 28, 2006, or any adjournment thereof.

Proposal 1 - Election of Directors
☐ For all the nominees listed below (Except as marked to the contrary below)
☐ Withhold authority to vote for all the nominees below (Instructions: to withhold authority to vote for any individual nominee, strike through the nominee’s name.)

One Year Term:	01. R. Scott Zaiser	Two Year Term:	02. Donal D. Hill	Three Year Terms:	03. Barbara J. Kniff
04. Michael R. Welter
05. Robert D. Wersen
06. Edward C. Whitham
Proposal 2 - To approve the 2006 Stock Incentive Plan, as more fully described in the accompanying Proxy Statement
☐ For	☐ Against	☐ Abstain
Proposal 3 - Ratify the Appointment of KPMG LLP as Independent Auditors for the Company
☐ For	☐ Against	☐ Abstain
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(to be signed on the other side)